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                                                                   Exhibit 10.34

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

                     PAYMENTS UNDER THIS NOTE ARE SUBJECT TO
                THE SUBORDINATION PROVISIONS OF SECTION 4 HEREOF

$23,314.84                                                        April 16, 2004

                          WESTWOOD COMPUTER CORPORATION

                           8% JUNIOR SUBORDINATED NOTE

      WESTWOOD COMPUTER CORPORATION, a New Jersey corporation (the "Company," which term includes any successor Company), for value received, hereby promises to pay to Michael John Grabel ("Holder"), the principal sum of Twenty-Three Thousand Three Hundred Fourteen Dollars and Eighty-Four cents ($23,314.84) (the "Principal Amount"). Interest on the unpaid balance of the Principal Amount of this Note shall be payable at a rate of eight percent 8% per annum.

      Interest on this Note will be payable or will accrue from the issuance date hereof. Interest will be computed on the basis of a 360-day year for the actual days elapsed. This Note may be prepaid at any time in whole or in part without premium or penalty.

      This Note shall be binding upon the successors and assigns of the Company.




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      1.    Method of Payment

            The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts (payment may be made by check payable in such money).

      2.    Repayments

            (a) This Note shall be repaid in six principal payments each such payment in the amount of 16.67% of the Principal Amount, (i) the first payment on the six month anniversary of the date of this Note, (ii) the second payment on the one year anniversary of the date of this Note, (iii) the third payment on the eighteen month anniversary of the date of this Note (iv) the fourth payment on the two year anniversary of the date of this Note, (v) the fifth payment on the thirty month anniversary of the date of this Note and (vi) the final payment on the three year anniversary of the date of this Note . Each principal payment shall be accompanied by all interest then accrued and unpaid on this Note.

            (b) This Note is one of a duly authorized issue of 5% and 8% Subordinated Notes of the Company (respectively, the "5% Subordinated Notes" and the "8% Subordinated Notes" and, collectively, the "Shareholder Subordinated Notes") issued to the Holders under the Merger Agreement by and among the Company, DARR Westwood Technology Corporation, Westwood Computer Corporation, the Shareholders of Westwood Computer Corporation named therein and the Shareholders' Agent dated as of February 27, 2004 (the "Merger Agreement"). The obligations of the Company hereunder are, at the sole option of the Company, subject to set-off against, as a result of or in connection with any obligations of the Holder under the Merger Agreement and, at the option of the Company, all or a portion of this Note may be surrendered or transferred to the Company or a Subsidiary in satisfaction of the Holder's liability under or in respect of claims made pursuant to the Merger Agreement. This Section 2(b) shall be binding upon each Holder hereof. Any payments of amounts due under the Notes, and any set-off of amounts due, will be made pro rata in proportion to the principal amounts outstanding thereunder.

      3.    Due Authorization, etc.

            The Company hereby represents to the Holder that (a) the Company is a corporation duly formed, validly existing and in good standing under the laws of the State of New Jersey, (b) the Company has all requisite corporate power and authority to execute and deliver this Note and to carry out the terms hereof, (c) the Company has duly authorized the execution, delivery and performance of this Note, and (d) the execution, delivery and performance of this Note does not (i) violate any provision of the organizational documents of the Company, or (ii) violate any statute, rule or regulation of any governmental authority to which the Company is subject or any material agreement or instrument to which it is a party. This Note is a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors rights generally and except as may be limited by equitable principles.

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      4.    Subordination

            (a)   Definitions. The following terms have the following meanings:

                  "Affiliate" means any person or entity ("Person"), each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, is controlled by or is under common control with, such Person. For the purpose of this Agreement, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

                  "Credit Agreement" means any loan document entered into by the Company and the Lender (including agreements relating to any interest or exchange rate hedging agreement or other derivative obligation) and any guaranty of the Company's or any of the Company's subsidiaries' obligations thereunder pursuant to the Senior Loan Documents, as such agreement may hereafter be amended, extended, supplemented, increased, renewed, refinanced or otherwise modified, and any loan, financing or credit agreement entered into with any Refinancing Lender.

                  "Holder" as used in this Section 4 means a holder or owner of this Note and any other holder or owner of Subordinated Debt.

                  "Indebtedness" means, without duplication, with respect to any person, (a) all indebtedness of such person for borrowed money; (b) all obligations of such person for the deferred purchase price of property or services; (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations of such person as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (f) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities; (g) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all obligations of such person under interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging agreements (i) all Indebtedness of the type referred to in clauses (a) through
(h) above guaranteed directly or indirectly in any manner by such person, or in effect guaranteed directly or indirectly by such person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss; and (j) all Indebtedness of the type referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent

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or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness, but excluding trade and other accounts payable in the ordinary course of business in accordance with customary trade terms and which are not overdue for more than 90 days, or as to which a dispute exists and adequate reserves in conformity with United States generally accepted accounting principles have been established on the books of such person.

                  "Lender" means any bank or other independent financial institution providing Senior Debt to the Company.

                  "Loan Parties" shall mean the Company and any Subsidiary which is an obligor under the Credit Agreement or any other Senior Loan Document.

                  "Non-payment Default" means any default or event of default (other than a Payment Default) under any agreement or instrument relating to Senior Debt. For purposes of the immediately preceding sentence, an "event of default" shall exist when as a result thereof the holders of the pertinent Senior Debt are then permitted to cause such Senior Debt to become due prior to its scheduled maturity.

                  "Payment Default" means any default in the payment of principal of, premium, if any, interest on, or other amounts payable on, or in connection with Senior Debt, irrespective of whether such default in payment results from a failure to pay any amount when originally scheduled to be paid or upon acceleration or otherwise.

                  "Post Petition Interest" means interest payable on any Senior Debt following the filing of a case against any Loan Party under Title 11 of the United States Code or any other bankruptcy, insolvency or similar law.

                  "Refinancing Lender" shall mean any lender which shall refinance in whole or part, the Senior Debt payable to the Lender or a successor lender thereto and any lender which shall provide additional financing to the Company and/or its Subsidiaries from time to time, subject to the limitations contained in this Note.

                  "Senior Creditors" means the Lender or any Refinancing Lender until the Senior Debt has been finally and indefeasibly paid in full and thereafter any other holders of Senior Debt as their interests may appear.

                  "Senior Debt" means (a) all Indebtedness of the Company and its Subsidiaries to GE Commercial Distribution Finance Corporation ("GECDF") under the credit agreement dated as of the date hereof, including principal, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness, including all charges, fees, indemnities, and expenses (including reasonable fees and expenses of counsel),
(b) any amendment, modification, extension or replacement of any of the Company's existing credit facilities so long as the formula utilized to calculate the indebtedness permitted by such facilities does not exceed 100% of the Company's cash, accounts receivable and inventory (including floor plan financing inventory) and all other amounts due on or in connection with such Indebtedness, including all charges, fees, indemnities, and expenses (including reasonable fees

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and expenses of counsel), (c) any indebtedness for borrowed money (excluding indebtedness to an Affiliate of the Company), any issuance or sale of any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantees of any such indebtedness or debt securities of another person, any "keep well" or other agreement to maintain any financial statement condition of another person or arrangements having the economic effect of any of the foregoing in circumstances in which the Company has either experienced (I) six consecutive months of negative pre-tax income or (II) negative pre-tax income for any eight months of a twelve month period, subject to the Dollar Limitations provided in this Section below for purposes of this clause (c), in determining negative pre-tax income, payments made by the Company pursuant to those agreements on Schedule 1 shall not be included in the calculation of pre-tax income and the Dollar Limitation shall mean up to one million dollars ($1,000,000) from the date hereof until the first anniversary of the date of this Agreement and after the first anniversary date of this Agreement, such one million dollar limit shall be increased dollar for dollar for each amount paid by the Company pursuant to those agreements listed on Schedule 2, (d) the Subordinated Note made in favor of Four Kings Management LLC in the amount of $750,000, including principal, fees and interest under such Note, and (e) all amendments, extensions, renewals, refinancings and deferrals of the Indebtedness referred to in clauses (a) through (e) above.

                  "Senior Default" means a Payment Default or a Non-payment Default.

                  "Senior Loan Documents" means all documents executed in connection with any financing provided by a Lender or Refinancing Lender.

                  "Significant Subsidiary" means any subsidiary of the Company that would be a "significant subsidiary" as defined in Rule 1.02(v) of Regulation S-X promulgated pursuant to the Securities Act.

                  "Subsidiary" means any entity more than 50% of the outstanding voting power of the voting stock or other voting interest of which is controlled, directly or indirectly, by the Company.

                  "Subordinated Debt" means all obligations of the Company now or hereafter existing (a) under this Note (whether created directly or acquired by assignment or otherwise), as it may hereafter be amended, extended, supplemented or otherwise modified from time to time, whether for principal, interest (including, without limitation, Post-Petition Interest), fees, expenses or otherwise, (b) all obligations of any of the Loan Parties in respect of (i) any Indebtedness incurred by any of the Loan Parties to extend, increase, refund or refinance, in whole or in part, the Subordinated Debt, including interest and premium on any such Indebtedness, (ii) any loan or credit agreement entered into by any of the Loan Parties in connection with any such Indebtedness, as such agreement may be amended, extended, supplemented or otherwise modified from time to time, and (iii) all other amounts payable in respect of any such Indebtedness or agreement, including, without limitation, amounts payable (A) in respect of any indemnity and (B) in respect of any breach of a representation or a warranty, (c) the Separation Agreement by and between the Company and Joyce Tischler, (d) the Management Services Agreement by and between the Company and DARR Global Holdings, Inc., (e) the Subordinated Note in favor of DARR Westwood LLC in the amount of $750,000

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and (f) the Preferred Stock of DARR Westwood Technology Corporation owned by
DARR Westwood LLC.

            (b) Subordinated Debt Subordinated to Senior Debt. The Company, for itself and its successors, and each Holder, by its acceptance thereof, agrees that the Subordinated Debt is and shall be subordinated in right of payment to the prior final and indefeasible payment in full of all Senior Debt. For the purposes of this Note, Senior Debt shall not be deemed to have been finally and indefeasibly paid in full until the holders or owners of the Senior Debt shall have indefeasibly received payment of all Senior Debt in cash and as long as the Lender or any Refinancing Lender shall have any obligation to lend or advance under the Senior Loan Documents. This Section 4 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

            (c)   No Payment on Subordinated Debt in Certain Circumstances.

                  (i) Upon the maturity of all or any part of any Senior Debt by lapse of time, acceleration (unless waived in writing) or otherwise, all Senior Debt then due shall first be finally and indefeasibly paid in full, or such payment duly provided for in cash or cash equivalents in a manner satisfactory to the holders of such Senior Debt, before any payment is made on account of the Subordinated Debt, and until the Senior Debt is finally and indefeasibly paid in full, any distribution to which the Holder would be entitled but for this Section 4 shall be made to holders of Senior Debt as their interests may appear.

                  (ii) In the event that (i) any Payment Default shall have occurred and be continuing, unless and until such default shall have been cured or waived in writing, or (ii) any judicial proceeding shall be pending with respect to any such Payment Default, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of the Company for or on account of any Subordinated Debt (but not including any payment by accrual), and the Holder shall not take or receive from the Company or any Subsidiary, directly or indirectly, in cash or other property, or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt. The Holder shall immediately deliver to the Lender or any Refinancing Lender (or the Representative (as defined below) of the Senior Creditors if the Senior Debt has been finally and indefeasibly paid in full) any monies, securities or other property received by the Holder or its equivalent in cash, with proper endorsement or assignment if necessary, and prior to such delivery shall hold in trust, such monies, securities or other properties solely as trustee for and for the benefit of the Senior Creditors as set forth in this sentence.

                  (iii) Upon written notice from the Lender or any Refinancing Lender (or, if the Senior Debt has been paid finally and indefeasibly in full, the representative selected by holders of 50% or more of the Senior Debt of the applicable Senior Creditor (the "Representative")) to the Company and the Holder of a Non-payment Default and such Non-payment Default shall not have been cured or waived in writing, no payment (including any payment which may be payable by reason of the payment of any other Indebtedness of the

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Company being subordinated to payment of the Subordinated Debt) shall be made by or on behalf of the Company for or on account of any Subordinated Debt, and the Holder shall not take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt, during the period (the "Payment Blockage Period") commencing on the date of receipt by the Company of such notice (which shall give prompt notice to the Holder), and ending (unless earlier terminated by notice from the Lender or any Refinancing Lender (or, if the Senior Debt has been paid finally and indefeasibly in full, the Representative of the Senior Creditors) on the earliest of (A) the date when such Non-payment Default shall have been cured or waived in writing (B) the date an Event of Default occurs under Section 5(a)(ii) (other than Section 5(a)(ii)(E)) or 5(a)(iii), and (C) the date on which the Senior Debt is accelerated and declared immediately due and payable.

                  (iv) Nothing contained in this Section 4 will limit the right of the Holder to take any action to accelerate the maturity of the securities pursuant to Section 5 or to pursue, subject to Section 9, any rights or remedies hereunder; provided, that the Holder shall take no such action following any Senior Default until the earliest of (A) the date when such Senior Default shall have been cured or waived in writing, (B) the date an Event of Default occurs under Section 5(a)(ii) (other than Section 5(a)(ii)(E)) or 5(a)(iii), and (C) the date on which the Senior Debt or if the Senior Debt has been finally paid in full, any other Senior Debt held by the applicable Senior Creditor, is accelerated and declared immediately due and payable; provided, further, that in the event that any Subordinated Debt is declared due and payable before its stated maturity, the holders of all Senior Debt shall be entitled to receive final and indefeasible payment in full of all amounts due or to become due (whether or not accelerated) on or in respect of all Senior Debt before the Holder is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Debt) by the Company on account of the Subordinated Debt. The Holder shall immediately deliver to the Lender or any Refinancing Lender (or the Representative of the Senior Creditors if the Senior Debt has been finally and indefeasibly paid in full) any monies, securities or other property received by the Holder or its equivalent in cash, with proper endorsement or assignment if necessary, and prior to such delivery shall hold in trust, such monies, securities or other properties solely as trustee for and for the benefit of the Senior Creditors as set forth in this sentence.

                  (v) Nothing contained in this Section 4 shall prevent interest from accruing to this Note as provided above until this Note paid in full.

                  (vi) Nothing contained in this Section 4(c) shall prevent the Company from making any scheduled payments of principal and interest under this Note so long as (i) no Payment Default has occurred and is continuing or (ii) no judicial proceeding is pending with respect to any such Payment Default.

            (d) Subordinated Debt Subordinated to Prior Payment of Senior Debt on Dissolution. Upon any payment or distribution of all or any of the assets or securities of the Company of any kind or character upon any dissolution, winding up, liquidation, reorganization, arrangement, adjustment, protection, relief or other similar case or proceeding under any federal or state bankruptcy or similar law (whether voluntary or involuntary, in bankruptcy, insolvency,

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receivership, arrangement, reorganization or relief proceedings or upon any assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company or otherwise):

                  (i) all Senior Debt shall first be entitled to be finally and indefeasibly paid in full before the Holder is entitled to receive any payment on account of the Subordinated Debt; and

                  (ii) any payment or distribution in respect of the Subordinated Debt to which the Holder would be entitled except for the provisions of this Section 4 (including any payment that may be payable by reason of any other Indebtedness of the Company being subordinated to the payment of the Subordinated Debt), shall be paid by the Company, the liquidating trustee or agent or other person making such payment or distribution directly to the Lender or any Refinancing Lender (in the case of the Senior Debt) or if the Senior Debt has been indefeasibly paid in full, to the holders of the other Senior Debt or their Representative or to the trustee under any indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as the case may be, for application (in the case of cash), or as collateral (in the case of non-cash property or securities) for, the payment or prepayment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution (in the case of cash) to the holders of such Senior Debt. Any such payment shall be made first to the Senior Debt owed to the Lender and following indefeasible payment in full of the Senior Debt such payment shall be made to other holders of Senior Debt or as otherwise directed by a court of competent jurisdiction.

            (e) Holder to be Subrogated to Rights of Holders of Senior Debt. Upon final and indefeasible payment in full of all Senior Debt, the Holder shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all Subordinated Debt shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Debt by or on behalf of the Company or by or on behalf of the Holder by virtue of this Section 4 which otherwise would have been made to the Holder shall, as among the Company, its creditors other than the holders of Senior Debt and the Holder, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Section 4 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of Senior Debt, on the other hand.

                  If any payment or distribution to which the Holder would otherwise have been entitled but for the provisions of this Section 4 shall have been applied, pursuant to the provisions of this Section 4, to the indefeasible payment in full of all amounts payable under the Senior Debt, then and in such case, the Holder shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay holders of Senior Debt all amounts payable under or in respect of the Senior Debt in full unless the holders of Senior Debt are otherwise directed by an unstayed, final, nonappealable order or decree made by any court of competent jurisdiction.

            (f) Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt. The Company agrees that it will not make any payment of any

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Subordinated Debt, or take any other action, in contravention of the provisions of this Section, and no right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

            (g)   In Furtherance of Subordination.

                  (i) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Holder contrary to the provisions of this Section 4 shall be received and held by such Holder, in trust for the benefit of, shall be segregated from other funds and property held by such Holder, and shall be paid immediately over and delivered to the Senior Creditors in the same form as so received (with any necessary endorsement), for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment in full of all Senior Debt of the Senior Creditors remaining unpaid, after giving effect to any concurrent payment or distribution (in the case of cash) to the holders of Senior Debt and shall be applied (A) first to the final and indefeasible payment in full of all Senior Debt, and (B) next to the final and indefeasible payment of any other Senior Debt on a pro rata basis or as otherwise directed by a court of competent jurisdiction.

                  (ii) The Company shall give prompt written notice to the Holder of any Senior Default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued of any dissolution, winding up, liquidation, reorganization or other event described in Section 4(d) relating to the Company; provided, that the failure to give any such notice shall in no way affect the obligations of the Holder under, or the terms of subordination set forth in, this Section 4.

                  (iii) The Company and each of the Holders (to the extent the Holders have knowledge thereof and the notice address therefor) shall promptly notify the Lender or any Refinancing Lender and any Representative of the holders of other Senior Debt of the occurrence of any default under this Note or otherwise with respect to the Subordinated Debt.

                  (iv) The Lender or any Refinancing Lender or the holders of Senior Debt, as the case may be, are hereby authorized to demand specific performance of the provisions of this Section 4, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when the Company or the Holder, as the case may be, shall have failed to comply with any of the provisions of this Section applicable to it. The Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. The Holder hereby acknowledges that the provisions of this Section 4 are intended to be enforceable at all times, whether before or after the commencement of a proceeding referred to in Section 4(d).

            (h) Obligations of Company Unconditional. Nothing contained in this Section 4 is intended to or shall impair, as between the Company and the Holder, the obligations of the Company, which are absolute and unconditional, to pay to the Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with its

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terms or is intended to or shall affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Debt, and, except as otherwise expressly provided herein, nothing contained herein shall prevent the Holder from exercising all remedies otherwise permitted by applicable law upon Default (as hereinafter defined), subject to the rights, if any, under this
Section 4 of the holders of such Senior Debt in respect of cash, property, security or securities of the Company received upon the exercise of any such remedy. Nothing contained in this Section 4 or in this Note shall, except during the pendency of any dissolution, winding-up, liquidation, reorganization, recapitalization or readjustment of the Company, affect the obligation of the Company to make, or prevent the Company from making, at any time (except under the circumstances described in Section 4(c)) payment of principal of or interest on this Note.

            The failure to make a payment on account of principal of or interest on this Note by reason of any provision of this Section 4 shall not be construed as preventing the occurrence of an Event of Default under Section 5.

            Upon any payment or distribution of assets of the Company referred to in this Section 4, the Holder shall be entitled to rely upon any unstayed, final, nonappealable order or decree made by any court of competent jurisdiction or upon any certificate of any agent or other person for the purpose of ascertaining the persons entitled to participate in any distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 4.

            (i) Holder Entitled to Assume Payments Not Prohibited in Absence of Notice. The Holder shall not at any time be charged with the knowledge of the existence of any facts which would prohibit the making of any payment to such Holder, unless and until the Holder shall have received written notice thereof from the Company or one or more holders of Senior Debt or a Representative therefor; and, prior to the receipt of any such written notice, the Holder shall be entitled to assume conclusively that no such facts exist. Nothing contained in this Section 4 shall limit the right of the holders of Senior Debt to recover payments as contemplated elsewhere in this Section 4. The Holder shall be entitled to rely on the delivery to it of a written notice by a person representing himself or itself to be a holder of such Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee on behalf of any such holder.

            (j) Rights to Insolvency Proceedings. The Holder irrevocably authorizes and empowers the Lender or any Refinancing Lender (or if the Senior Debt shall have been finally and indefeasibly paid in full, the Representative) in any proceeding defined in Section 5(a) (ii) or (iii) (an "Insolvency Proceeding") involving or relating to the Subordinated Debt to file a proof of claim on behalf of the Holder with respect to the Subordinated Debt if the Holder fails to file proof of its claims prior to 10 days before the expiration of the time period during which such claims must be submitted, to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinated Debt in an amount not in excess of the Lender or any Refinancing Lender's or if the Senior Debt has been indefeasibly paid in full or any other holder of Senior Debt's portion of the Senior Debt then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing. The Holder shall provide to the Lender or any Refinancing Lender or any applicable Representative all information and documents reasonably necessary to present claims or seek enforcement as aforesaid. The Holder agrees that even though it shall retain the right to vote its claims and otherwise act in any such Insolvency Proceedings relative to the Company (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), the Holder shall not take any action or vote in any way so as to contest (i) the validity or the enforceability of the Credit Agreement, the Senior Loan Documents or the liens and security interests to the extent granted to the Lender or any Refinancing Lender by the Company with respect to the Senior Debt or any indebtedness held by a Refinancing Lender or any other Senior Debt, (ii) the rights of the Lender or any Refinancing Lender established in the Credit Agreement, the Senior Loan Documents or any security documents with respect to such liens and security interests, or (iii) the validity or enforceability of terms of subordination set forth herein or any agreement or instrument to the extent evidencing or relating to the Senior Debt or any indebtedness held by a Refinancing Lender or any other Senior Debt. The Lender, any Refinancing Lender or other holder of Senior Debt agrees that as a condition to Holder's obligations in this paragraph while they shall retain the right to vote such Indebtedness and otherwise act in any such reorganization proceeding relative to the Company (including, without limitation, the right to vote or accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), it shall not take any action or vote in any way so as to contest the enforceability of this Note or any other agreement or instrument to the extent evidencing or relating to the Subordinated Debt.

            (k) Waiver of Consolidation. The Holder agrees that it will not at any time insist upon, plead, or in any manner whatsoever, seek the entry of any order or judgment, any substantive consolidation, piercing of the corporate veil or any other order or judgment that causes an effective combination of the assets and liabilities of the Company and any other individual, Company, partnership or joint venture in any Insolvency Proceeding.

            (l) Waiver. The making of loans, advances and extensions of credit or other financial accommodations to, and the incurring of any expenses by or in respect of the Company by the Lender, any Refinancing Lender or any other holder of Senior Debt, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which Holder and the Company are or may be entitled are hereby waived (except as expressly provided for herein or as to the Company, in the Senior Loan Documents). Holder also waives notice of, and hereby consents to, any amendment, modification, supplement, renewal, restatement or extensions of time of payment of or increase or decrease in the amount of any of the Senior Debt or to the Senior Loan Documents or any collateral therefor, the taking, exchange, surrender and releasing of collateral therefor or guarantees now or at any time held by or available to Lender, any Refinancing Lender or any other holder of Senior Debt for the Senior Debt or any other person at any time liable for or in respect of the Senior Debt, the exercise of, or refraining from the exercise of any rights against the Company or any other obligor or any collateral therefor, the settlement, compromise or release of, or the waiver of any default with respect to, any of the Senior Debt, and/or the Lender's, any Refinancing Lender's or any other holder of Senior Debt's election, in any proceeding instituted under the U.S. Bankruptcy Code, of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code. Any of the foregoing shall not, in any manner, affect the terms hereof or impair the obligations of Holder hereunder. All of the Senior Debt shall be deemed to have been made or incurred in reliance upon this Section 4 of this Note.

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            (m)   Insolvency. The provisions of this Section 4 shall be
applicable both before and after the filing of any petition by or against any Loan Party under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to the Company shall be deemed to apply to a trustee for such Loan Party and such Loan Party as the debtor-in-possession. The relative rights of the Lender, the Refinancing Lender or any other holder of Senior Debt and the Holder to repayment of the Senior Debt and Subordinated Debt, respectively, and in or to any distributions from or in respect of such Loan Party or any collateral or proceeds of collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, such Loan Party as debtor-in-possession.

            (n) Bankruptcy Financing. If any Loan Party shall become subject to a proceeding under the U.S. Bankruptcy Code and if Lender, the Refinancing Lender or any other holder of Senior Debt desires to permit the use of cash collateral or to provide financing to such Loan Party under either Section 363 or Section 364 of the U.S. Bankruptcy Code, the Holder agrees that it will not contest the entry of the order approving such financing or use of cash collateral.

            (o)   Miscellaneous.

                  (i) The Holder and the Company each will, at the Company's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action that may be reasonably necessary or desirable, or that the Lender or any Refinancing Lender or any Representative of the Senior Creditors may reasonably request, in order to protect any right or interest granted or purported to be granted by the provisions of this Section 4 or to enable the Lender or any Refinancing Lender to exercise and enforce its rights and remedies hereunder.

                  (ii) All rights and interests under this Section 4 of the holders of the Senior Debt, the Lender or any Refinancing Lender or any other holder of Senior Debt, and all agreements and obligations of the Holder and the Company under this Section 4, shall remain in full force and effect irrespective of:

                        (a) any lack of validity or enforceability of any Senior Loan Document or any other agreement or instrument relating thereto or to any Senior Debt;

                        (b) any extension, renewal, increase, supplement, refinancing or other change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Debt or any other Senior Debt, or any other extension, renewal or other amendment or waiver of or any consent to any departure from any Senior Loan Document or any other agreement or instrument relating thereto or to any other Senior Debt, including, without limitation, any increase in obligations resulting from the extension of additional credit to any Loan Party or any of its subsidiaries or otherwise;

                        (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt or any other Senior Debt;

                        (d) any manner of application of collateral, or proceeds thereof, to all or any of the Senior Debt or any other Senior Debt, or any manner of sale or other disposition of any collateral for all or any of the Senior Debt or any other Senior Debt, or any other assets of any Loan Party or any of its subsidiaries;

                        (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its subsidiaries; or

                        (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Loan Party or a subordinated creditor.

                  (iii) The provisions of this Section 4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Debt is rescinded or must otherwise be returned by the Lender or any Refinancing Lender or any other holder of Senior Debt upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

                  (iv) The Holder and the Company each hereby waives (to the extent each may lawfully do so) promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Debt and this Section 4 and any requirement that the Lender or any Refinancing Lender or any other holder of Senior Debt protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity or any collateral.

                  (v) No failure on the part of the Lender or any Refinancing Lender or any other holder of Senior Debt to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies hereunder provided are cumulative and not exclusive of any remedies provided by law.

                  (vi) The provisions of this Section 4 constitute a continuing agreement and shall (A) remain in full force and effect, subject to the provisions and limitations contained in this Section 4, until all Senior Debt shall have been finally and indefeasibly paid in full and the Lender and any Refinancing Lender shall have no further obligation to lend or advance under the Senior Loan Documents, (B) be binding upon the Holder and the Company and their successors and assigns, and (C) inure to the benefit of and be enforceable by the Lender or any Refinancing Lender, any other holder of Senior Debt and their successors, and permitted transferees and assigns.

      5.    Events of Default

            (a)   An "Event of Default" occurs if:

                  (i) the Company defaults in the payment of the principal or interest of this Note when the same becomes due and payable at maturity, upon acceleration, or otherwise, whether or not such payment shall be prohibited by the provisions of Section 4, and such default continues for 30 days;

                  (ii) the Company, pursuant to or within the meaning of any Bankruptcy Law:

                        A.    commences a voluntary case or proceeding,

                        B. consents to the entry of an order for relief against it in an involuntary case or proceeding,

                        C. consents to the appointment of a Custodian of it or for all or substantially all of its property,

                        D. makes a general assignment for the benefit of its creditors, or

                        E. generally is unable to pay its debts as they become due;

                  (iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        A. is for relief against the Company in an involuntary case or proceeding,

                        B. appoints a Custodian of the Company or for all or substantially all of its property, or

                        C.    orders the liquidation of the Company;

and in each case the order or decree remains unstayed and in effect for 60 days; or

                  (iv) the Company fails to observe or perform any covenant, condition or agreement required on its part to be observed or performed pursuant to Section 4 and such failure continues for a period of 30 days following notice thereof from the Holder.

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law. For purposes of this Agreement, the term "Default" shall mean any event or occurrence which with the passing of time, the giving of notice, or both, could become an Event of Default.

            (b) Interest Rate Upon Default. If an Event of Default (other than an Event of Default specified in clause (a)(ii) or (iii) of Section 5) occurs and is continuing, the Interest Rate on this Note shall increase by five percent (5%) (the "Default Interest Rate"). The Default Interest Rate shall apply only to those periods during which an Event of Default is continuing. Upon the Company curing any Event of Default, the Default Interest Rate shall revert to the Interest Rate. Upon an Event of Default, the Company promises to pay all costs and expenses of collection of this Note and to pay all reasonable attorneys' fees incurred in such collection.

            (c) Waiver of Past Defaults. The Holders of 50% or more of the outstanding amount of the Company's "8% Subordinated Notes" (which shall mean this Note and any notes issued in form substantially similar to this Note on the date hereof and all replacements and exchanges thereof) (the "Majority Holders") may waive an existing Default or Event of Default and its consequences. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Note; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

      6.    Amendment and Waiver

            (a) Consent Required. Any term, covenant, agreement or condition of this Note may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Majority Holders; provided that without the consent of all holders of the Company's 8% Subordinated Notes then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment of the principal or interest of any Note or reduce the Principal Amount thereof, (ii) which will change the percentage of the Notes required to consent to any such amendment, alteration or modification, or (iii) which will change any provisions of Section 5(b) or (c), or Section 6(b). This Note may not be amended without the consent in writing of the Lender or any Refinancing Lender (until the Senior Debt has been finally and indefeasibly paid in full) or, thereafter, the holders of 50% or more of the outstanding principal amount of the outstanding Senior Debt.

            (b) Effect of Amendment or Waiver. Any amendment or waiver shall apply equally to the holder of the Note and shall be binding upon it, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

      7.    Change in Control Upon Certain Events.

            Upon the occurrence of a Change in Control, the Company shall, upon the expiration of any offer to purchase or repayment or redemption of any Senior Debt required as a result of such Change in Control, repay this Note in full at a price equal to the Principal Amount plus all accrued and unpaid interest. For purposes of this Section 7 the term "Change in Control" shall mean (a) any one Person (including a "group", as such term is used in Section 13(d) of the Exchange Act of 1934, as amended (the "Exchange Act")) other than DARR Westwood LLC, DARR Westwood Technology Corporation and Mary Margaret Grabel, and its affiliates, shall, directly or indirectly, own or control 50% or more of the voting or non-voting common equity of the Company or any successor thereto, or
(b) all or substantially all of the assets of the Company or any Significant Subsidiary (as defined herein) shall be transferred to any Person or group of Persons (other than to the Company or any direct or indirect Subsidiary thereof). For purposes of this Section 7, the term "Person" shall mean any individual, partnership, Company, trust or unincorporated organization or a government or agency or political subdivision thereof.

      8.    Covenants.

            (a)   Preservation of Corporate Existence; etc. Subject to paragraph
(f), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and the material rights (charter and statutory) and franchises of the Company, and of any other subsidiary of the Company (collectively, the "Subsidiaries"); provided, however, that the Company shall not be required to preserve or cause to be preserved any such material right or franchise if the board of directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not, and will not be, adverse in any material respect to the Holder, provided, further, that the Company may merge into Westwood Computer Corporation.

            (b) Payment of Taxes, Assessment, Charges and Claims. The Company will and will cause the Subsidiaries to duly pay or discharge or cause to be paid or discharged the following before they shall become delinquent: (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of the Subsidiaries or upon the income, profit or property of the Company or any of the Subsidiaries, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a material lien upon the property of the Company or any of the Subsidiaries; provided, however, that the Company or any of the Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged (but shall make adequate provision for) any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been made.

            (c) Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim, and shall resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Holder but shall suffer and permit the execution of every such power as though no such law had been enacted.

            (d) Compliance with Laws. The Company will, and will cause the Subsidiaries to, comply in all material respects with all applicable statutes, regulations, orders and restrictions of the United States, any state, municipality or other governmental division thereof, and agencies and instrumentalities of the foregoing, in respect of the conduct of its and their businesses and the ownership of its and their properties (including, without limitation, applicable statutes, regulations, orders and restrictions relating to equal employment opportunities and environmental standards and controls), except such as are being contested in good faith that, if reasonably likely to be determined adversely to the Company, would not have a material adverse effect on the business of the Company.

            (e)   Limitation on Restricted Payments.

                  (i) The Company (A) shall not effect the declaration, payment or setting apart for payment of any dividend on any part of the Company's capital stock (other than dividends or distributions in such Company's capital stock) or any cash interest payment on any Junior Indebtedness (as defined below) or effect or make any payment on account of or set apart for payment money for a sinking or other similar fund for, the purchase, prepayment, redemption or other retirement of, any of the Company's capital stock (or any rights, warrants or options to purchase or acquire any such capital stock) or Junior Indebtedness, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property, and (B) shall not permit a Subsidiary or any other Company or other entity which directly or indirectly controls, or is controlled by the Company to purchase, redeem or otherwise acquire any of the Company's capital stock or Junior Indebtedness (other than distributions or dividends in the Company's capital stock to the holders of the Company's capital stock or payment of interest on Junior Indebtedness by the issuance of additional Junior Indebtedness or capital stock) or voluntarily prepay Indebtedness that is subordinated to this Note; provided, however, that subject to the terms of a Subordination Agreement dated April 16, 2004 relating to the priority of certain related party debt, no payment made with respect to the Company's capital stock or with respect to Junior Indebtedness shall be prohibited if, so long as no Event of Default has occurred and is continuing, (X) such payment is made for the retirement of the Company's capital stock or Junior Indebtedness in exchange for or out of the net proceeds of a prior or simultaneous sale of the Company's capital stock or Junior Indebtedness or capital stock issued in connection with such retirement which is subordinate in right of payment to this Note at least to the extent the Junior Indebtedness or capital stock being retired is subordinate to this Note, or (Y) such payment is pursuant to a "cashless exercise" of an option or warrant to acquire the Company's capital stock.

                  (ii) The Company will not permit any Subsidiary to effect the declaration, payment or setting apart for payment of any dividend on any part of such Subsidiary's capital stock (other than dividends or distributions in such Subsidiary's capital stock) except for payments of any dividend to the Company or any other Subsidiary.

                  (iii) None of the Company's Junior Indebtedness shall provide for the mandatory payment of principal by way of redemption, sinking fund or otherwise (including, without limitation, at the option of the holder thereof) and the Company will make no optional payment with respect thereto, prior to the payment of all principal of and interest on this Note.

                  (iv) "Junior Indebtedness" means any Indebtedness of the Company whether outstanding on the date hereof or incurred thereafter, that is subordinated in right of payment to this Note either by its terms or by operation of law.

            (f)   When Company May Merge, etc.

            The Company will not directly or indirectly, merge into or have merged into it, or consolidate with any other company (other than the merger of a wholly-owned subsidiary into the Company (or another wholly-owned subsidiary)), and will not directly or indirectly, sell, assign, lease, transfer or otherwise dispose of (each, a "Transfer") all or substantially all of its properties and assets as, or substantially as, an entirety to any other company or other entity or person (other than to the Company or a wholly-owned subsidiary) except that so long as no

Event of Default exists immediately before or would exist immediately after such transaction the Company may merge into or have merged into it, or be consolidated with, any other company or may Transfer all or substantially all its properties and assets as, or substantially as, an entirety, to any other company if, after consummation of such transaction:

                  (i) in the case of any such consolidation or merger, the company resulting from such consolidation, or any company other than the company into which such merger shall be made, shall be a company organized under the laws of the United States, or any state, municipality or other governmental division thereof, shall expressly assume, unconditionally and in writing, the due and punctual payment of the principal of and interest on this Note and the performance and observance of each and every covenant and condition in and of this Note on the part of the Company to be performed or observed to the same extent that the Company is bound by and liable therefor; and

                  (ii) in the case of any such Transfer of all or substantially all the property or assets of the Company, the company to which such property or assets shall be Transferred shall be a company organized under the laws of the United States or any state, municipality or other governmental division thereof, shall expressly assume, unconditionally and in writing, as a part of the purchase price thereof, the due and punctual payment of the principal of and interest on this Note and the performance and observance of each and every covenant and condition in and of this Note on the part of the Company to be performed or observed to the same extent that the Company is bound by and liable thereof.

            Notwithstanding the foregoing, the Company; may merge with and into Westwood Computer Corporation.

      9.    Transfer and Exchange

            When this Note is presented to the Company with a request to register the transfer, the Company shall register a transfer as requested, if the requirements for such transfer are met; provided, however, that if this Note is presented or surrendered for registration of transfer or exchange it shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by the Holder or his attorney duly authorized in writing. The Company may charge for its out-of-pocket expenses incurred in connection with any transfer or exchange of the Note. All transfers of this Note (and any replacement thereof) must comply with the requirements of
Section 4 and subject to the limitations set forth in Section 14.

      10.   Replacement Notes

            If a mutilated Note is surrendered to the Company or if the Holder of this Note presents evidence to the reasonable satisfaction of the Company that this Note has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Note of like tenor if the requirements of the Company for such transactions are met. An indemnity agreement may be required that is sufficient in the reasonable judgment of the Company to protect the Company from any loss which it may suffer. The Company may charge for its out-of-pocket expenses incurred in replacing this Note.

            If the Note is surrendered to the Company in settlement of a claim as contemplated by Section 15, the Company shall issue a replacement Note of like tenor to the Holder provided that the amount of the Note shall be reduced by the amount of such claim. If the Holder desires to transfer a portion of the Note to a Subsidiary in settlement of a claim as contemplated by Section 15, the Holder shall surrender the Note to the Company, whereupon the Company shall issue a replacement Note of like tenor to the Subsidiary in the amount of the claim and shall issue a replacement Note of like tenor to the Holder provided that the amount of the originally tendered Note shall be reduced by the amount of such claim.

      11.   No Recourse Against Others

            No director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under this Note or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder by accepting this Note waives and releases all such liability. This waiver and release are part of the consideration for the issue of this Note.

      12.   Notice

            All notices, requests, consents and demands shall be made in writing and shall be given by registered or certified mail postage prepaid to the following addresses: if to the Company, to it at 11 Diamond Road, Springfield, NJ 07081, Attention: Stephen Donnelly, with a required copy to Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, Attention: Carmen
J. Romano, or to such other address as may be furnished in writing to the Holder; and if to the Holder, to it at its address listed on the transfer books of the Company. Unless otherwise indicated herein, notices hereunder shall be effective when delivered, if delivered personally, or, if sent by mail, when sent.

      13.   Governing Law

            This Note shall be deemed a contract under, and shall be governed and construed in accordance with, the laws of the State of New Jersey without giving effect to principles of conflicts of laws.

      14.   Successors, etc.; Entire Agreement; Assignment

            This Note shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the Company and the registered Holder thereof. This Note constitutes the entire agreement between the parties, superseding all prior understandings and writings, with respect to the indebtedness represented hereby. This Note shall not be transferred without the prior written consent of the Company. Any assignment or transfer made by the Holder in violation of this section shall be null and void.

      15.   Headings

            The section headings of this Note are for convenience only and shall not affect the meaning or interpretation of this Note or any provision hereof.

      IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized officer.

Dated:  April 16, 2004

                                        WESTWOOD COMPUTER CORPORATION


                                        By: /s/ Mary Grabel
                                            ----------------------
                                            Name:
                                            Title:

                                   Schedule 1

Management Services Agreement by and between Westwood Computer Corporation and DARR Global Holdings, Inc.

Subordinated Note in the amount of $750,000 made by DARR Westwood Acquisition Corporation in favor of DARR Westwood LLC

Any dividends or redemption proceeds payable to DARR Westwood LLC for the 8% Cumulative Compounding Preferred Stock of DARR Westwood Technology Corporation

                                   Schedule 2

Subordinated Note in the amount of $750,000 made by DARR Westwood Acquisition Corporation in favor of Four Kings Management LLC

5% Junior Subordinated Note in the amount of $161,151 made by Westwood Computer Corporation in favor of Keith Grabel

5% Junior Subordinated Note in the amount of $132,183 made by Westwood Computer Corporation in favor of Mary Margaret Grabel

8% Junior Subordinated Note in the amount of $483,453 made by Westwood Computer Corporation in favor of Keith Grabel

8% Junior Subordinated Note in the amount of $396,549 made by Westwood Computer Corporation in favor of Mary Margaret Grabel

Separation Agreement by and between Westwood Computer Corporation and Joyce Tischler